UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.   20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
May 26, 2022
Valhi, Inc.
(Exact name of registrant as specified in its charter)
Delaware	1-5467	87-0110150
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5430 LBJ Freeway, Suite 1700, Dallas, Texas		75240-2620
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code
(972) 233-1700

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	VHI	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective May 26, 2022, the registrant’s board of directors elected Michael S. Simmons as the registrant’s president. Mr. Simmons was formerly the registrant’s senior vice president, finance. Robert D. Graham was formerly the registrant’s president, and Mr. Graham continues to serve as the registrant’s vice chairman of the board and chief executive officer.

Also effective May 26, 2022, the registrant’s board of directors increased the size of the board from six to eight and elected Kevin B. Kramer and Michael S. Simmons to fill the newly created vacancies, with each to serve as a director until his successor is elected and qualified or his earlier resignation, removal or death.  The board of directors also appointed Mr. Kramer to serve on its audit committee.

Kevin B. Kramer, age 62,  has served as senior vice president, chief commercial and marketing officer for Allegheny Technologies, Incorporated, a publicly traded global manufacturer of specialty materials and components supplying the aerospace, defense, energy, medical, consumer electronics and automotive industries, since 2014.  Prior to joining Allegheny Technologies, Mr. Kramer worked for Stoneridge, Inc. where he was president—Stoneridge wiring division and vice president from 2012 to 2014.  Earlier experience includes serving as  president—growth initiatives and president—wheel and transportation products for Alcoa, Inc. from 2004 to 2012 and serving in various roles for Goodyear Tire and Rubber Company from 1983 to 2004.

Michael S. Simmons, age 50, has served as the registrant’s president since May 26, 2022.  He previously served as the registrant’s senior vice president, finance from 2021 to May 2022 and as the registrant’s vice president and chief accounting officer from 2019 to 2021.  He currently serves as executive vice president of the registrant’s affiliates CompX International Inc. and NL Industries, Inc., as executive vice president, finance of the registrant’s affiliate Kronos Worldwide, Inc., and as senior vice president, finance of Contran Corporation, the parent corporation of the registrant’s consolidated tax group (“Contran”). Mr. Simmons has served in various accounting and financial positions (including officer positions) in various companies related to the registrant and Contran since 2018.  From 1994 to 2018, Mr. Simmons was employed by PricewaterhouseCoopers LLP, the registrant’s independent registered public accounting firm, most recently as a managing director.

Mr. Simmons is an employee of Contran and provides his services to the registrant under an intercorporate services agreement between the registrant and Contran.  For a description of the intercorporate services agreement, see “Certain Relationships and Transactions” in the registrant’s 2022 proxy statement, which description is incorporated herein by reference.  In addition, for a discussion of potential conflicts of interest of officers who serve more than one corporation, see “Certain Relationships and Transactions” in the 2022 proxy statement, which discussion is also incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The registrant held its 2022 annual meeting of stockholders on May 26, 2022.  At the 2022 annual meeting, the registrant’s stockholders voted on the two proposals described in detail in the registrant’s definitive proxy statement on Schedule 14A filed with the U.S. Securities and Exchange Commission on April 6, 2022.  Stockholders present at the 2022 annual meeting, either in person or by proxy, represented 94.8% of the 28,277,093 shares eligible to vote at the meeting.

Proposal 1:  Election of Directors

The registrant’s stockholders elected Thomas E. Barry, Loretta J. Feehan, Robert D. Graham, Terri L. Herrington, W. Hayden McIlroy and Mary A. Tidlund as directors.  Each director nominee received votes “For” his or her election from at least 93.3% of the shares eligible to vote at the annual meeting.

Proposal 2:	Say-on-Pay, Nonbinding Advisory Vote Approving Executive Compensation

The registrant’s stockholders adopted a resolution, on a nonbinding advisory basis, approving the compensation of the registrant’s named executive officers as described in the registrant’s 2022 proxy statement.  The resolution received the approval from 92.7% of the shares eligible to vote at the annual meeting.

Item 7.01	Regulation FD Disclosure.

The registrant hereby furnishes the information set forth in its press release issued on May 26, 2022, a copy of which is attached as Exhibit 99.1 and incorporated herein by reference.  The information the registrant furnishes in this report under this Item 7.01, and the exhibit in Item 9.01, is not deemed “filed” for purposes of section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.  Registration statements or other documents filed with the U.S. Securities and Exchange Commission shall not incorporate this information by reference, except as otherwise expressly stated in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

	Item No.	Exhibit Index

	99.1	Press release dated May 26, 2022 issued by the registrant.
	104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Valhi, Inc.
(Registrant)

By:/s/ Jane Grimm
Date: May 26, 2022	Jane Grimm, Vice President and Secretary